UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 4, 2024

Definitive Healthcare Corp.

(Exact name of Registrant as Specified in Its Charter)

Commission File Number 1-40815

Delaware		86-3988281
(State of Incorporation)		(IRS Employer Identification No.)
492 Old Connecticut Path, Suite 401
Framingham, Massachusetts 01701
(Address of Principal Executive Offices)

508 720-4224
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value	DH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board of Directors (the “Board”) of Definitive Healthcare Corp. (the “Company”) appointed Kevin Coop to the position of Chief Executive Officer (“CEO”) and as a member of the Board, each effective June 24, 2024 (the “Start Date”). In connection with Mr. Coop’s appointment as CEO, the Company entered into an Employment Agreement with Mr. Coop, dated as of May 20, 2024 (the “Employment Agreement”), the terms of which were disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 24, 2024. In addition to the terms set forth in the Employment Agreement, on July 4, 2024, the Company granted to Mr. Coop an award of 186,192 time-vesting restricted stock units (the “RSU Award”) with respect to the Company’s Class A Common Stock, par value $0.001 per share, vesting 25% on July 1, 2025 and 6.25% per quarter thereafter until fully vested over the subsequent three years, subject to Mr. Coop’s continued employment through each applicable vesting date. The RSU Award is intended to make up for a shortfall in the equity grant value delivered to Mr. Coop due, in part, to share price volatility between the dates surrounding the announcement of Mr. Coop’s appointment and his Start Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ Richard Booth
Name:	Richard Booth
Title:	Chief Financial Officer

Date: July 8, 2024